UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

LAKESIDE HOLDING LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Lakeside Holding Limited

1475 Thorndale Avenue, Suite A

Itasca, Illinois 60143

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 26, 2025, 10:00 a.m. (Eastern Time)

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Lakeside Holding Limited (the “Company”), will be held on Thursday, June 26, 2025, at 10:00 a.m.(Eastern Time). The Annual Meeting will be held at 1475 Thorndale Avenue, Suite A, Itasca, Illinois 60143.

The Notice of Annual Meeting of Stockholders (the “Notice Card”) and 2024 Proxy Statement (the “Proxy Statement”) contain details of the business to be conducted at the Annual Meeting.

Items of Business

1.	Elect five directors to hold office until the Company’s 2026 annual meeting of stockholders and until their respective successors have been duly elected and qualified; and

2.	Transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Record Date

The record date for the Annual Meeting is May 13, 2025 (“Record Date”). Only holders of shares of Common Stock as of the close of business on the Record Date are entitled to notice of the Annual Meeting and to vote on all business transacted at the Annual Meeting or any continuation, postponement, or adjournment thereof.

A list of stockholders eligible to vote at the Annual Meeting will be available for inspection, for any purpose germane to the Annual Meeting, at the Company’s principal executive office during regular business hours for a period of no less than ten days prior to the Annual Meeting.

Voting Your Proxy

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save the Company the expense of further solicitation. Stockholders are encouraged to attend, participate in, and vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your vote is important. Please promptly complete and return your signed proxy card in the enclosed envelope or submit your proxy by telephone or via the Internet as described on your proxy card or voting instruction form. As described in the 2025 Proxy Statement (the “Proxy Statement”), you may also vote electronically at the Annual Meeting if you attend and participate.

Please refer to the accompanying Proxy Statement for additional details and important information about the Annual Meeting.

/s/ Henry Liu
Henry Liu
Chief Executive Officer
Dated: May 22, 2025

Lakeside Holding Limited
1475 Thorndale Avenue, Suite A
Itasca, Illinois 60143
(224) 446-9048

PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

This 2025 proxy statement (the “Proxy Statement”) includes certain information about Lakeside Holding Limited (the “Company,” “Lakeside Holding Limited,” “we,” “us” or “our”), and is being solicited by the Company’s Board of Directors (the “Board”), in connection with our 2025 Annual Meeting of Stockholders to be held at 1475 Thorndale Avenue, Suite A, Itasca, Illinois 60143 on June 26, 2025 at 10:00 a.m. (Eastern Time) and any continuation, postponement or adjournment thereof (the “Annual Meeting”). You should read this Proxy Statement carefully before voting at the Annual Meeting. For more complete information regarding Lakeside Holding Limited’s 2024 performance, you are encouraged to review the Company’s 2024 Annual Report on Form 10-K for the fiscal year ended June 30, 2024 (the “2024 Form 10-K”).

IMPORTANT INFORMATION REGARDING DELIVERY OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules regarding how companies must provide proxy materials to their stockholders. These rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its stockholders:

●	the full set delivery option; or

●	the notice only option.

A company may use a single method for all of its stockholders, or use full set delivery for some while adopting the notice only option for others.

Full Set Delivery Option

Under the full set delivery option, which we have elected to use for this annual meeting, a company delivers all proxy materials to its stockholders by mail as it would have done prior to the change in the rules. In addition to delivery of proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website.

Notice Only Option

Under the notice only option, a company must post all proxy materials on a publicly-accessible website. Instead of delivering proxy materials to its stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Material.” The notice includes, among other things:

●	information regarding the date and time of the Annual Meeting as well as the items to be considered at the meeting;

●	information regarding the website where the proxy materials are posted; and

●	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days and by first class mail. In connection with our Annual Meeting, we have NOT elected to use the notice only option.

Delivery of Proxy Materials

On or about May 22, 2025, this Proxy Statement, an accompanying proxy card, and the 2024 Form 10-K will be mailed to stockholders and will be made available to stockholders on our Investor Relations website at https://lakeside-holding.com/. Our website is not part of this Proxy Statement; references to our website address in this Proxy Statement are intended to be inactive textual references only.

The only outstanding voting securities of Lakeside Holding Limited are shares of our Common Stock, of which there were 7,500,000 shares outstanding as of the Record Date. The holders of a majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on June 26, 2025 at 10:00 a.m. (Eastern Time). Record holders of our common stock as of the close of business on May 13, 2025, the record date for the Annual Meeting (the “Record Date”), are entitled to vote at the Annual Meeting on all matters to be voted upon.

How do I attend the Annual Meeting and vote in person?

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the record holder of the shares, which is the broker or other nominee, authorizing you to vote at the Annual Meeting.

What am I being asked to vote on at the Annual Meeting?

You are being asked to vote on the following proposal described in this Proxy Statement:

The Proposal:	Election of five directors to hold office until the Company’s 2026 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

Could other matters be decided at the Annual Meeting?

At the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof for consideration, and you are a registered stockholder and have submitted a proxy card, the persons named in your proxy card (the “Named Proxies”) will have the discretion to vote on those matters for you.

When is the Record Date, and who is entitled to vote?

All holders of record of shares of Common Stock at the close of business May 13, 2025 are entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof.

At the close of business on the Record Date, there were 75,000,000 shares of our Common Stock issued and outstanding and entitled to vote. Each share of Common Stock entitles its holder to one vote.

How do I vote my shares without attending the Annual Meeting?

You may vote your shares prior to the Annual Meeting via the Internet, telephone or by signing, dating and returning a proxy card.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions on how to vote from the bank, broker or other nominee. You must follow the instructions of such bank, broker or other nominee in order for your shares to be voted.

What is the deadline for submitting a proxy?

In order to be counted, proxies submitted by beneficial owners via the Internet and telephone voting facilities will close for stockholders of record as of the Record Date at 11:59 p.m. (Eastern Time) on May 13, 2025. Proxy cards with respect to shares held of record must be received prior to the start of the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote FOR each of the director nominees to the Board set forth in this Proxy Statement.

How many votes are required to approve each proposal?

Proposal:	Our directors are elected by a plurality of the votes cast. This means that the director nominees receiving the highest number of affirmative “FOR” votes cast, by holders of shares of our Common Stock voting together as a single class, even if less than a majority, will be elected. Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director nominee because directors are elected by plurality voting. Because this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal. Any broker non-votes will have no effect on the outcome of this proposal. There is no cumulative voting.

What if I do not specify how my shares are to be voted?

If you submit your proxy card but do not indicate any voting instructions, the Company, by way of the Named Proxies, will vote your shares FOR the election of each of the director nominees named in the Proposal.

Can I change my vote after I have delivered my proxy card or voting instruction form?

Yes. Regardless of whether you voted by Internet, telephone or mail, if you are a registered stockholder, you may change your vote and revoke your proxy by taking one of the following actions: (i) delivering a written revocation notice that is received prior to the Annual Meeting to Lakeside Holding Limited, 1475 Thorndale Avenue, Suite A, Itasca, Illinois 60143, Attention: Management; (ii) submitting a later-dated proxy that we receive before the conclusion of voting at the Annual Meeting; or (iii) participating in the Annual Meeting and voting in person. If you hold shares of the Company’s common stock through a broker, bank, trustee or nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Participating in the Annual Meeting does not revoke your proxy unless you also vote online at the Annual Meeting.

What is the difference between a registered stockholder and a beneficial owner or “street name” holder?

If your shares are registered in your name directly with , our stock transfer agent, you are considered a stockholder of record, or a registered stockholder, of those shares.

If your shares are held on your behalf by a broker, bank or other nominee, you are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” With respect to those shares, your bank, broker or other nominee is considered the registered stockholder and should provide you with a Notice Card or voting instruction form for you to use in directing the bank, broker or other nominee on how to vote your shares. Please refer to the information from your bank, broker or other nominee on how to submit your voting instructions.

What constitutes a quorum?

For the Company to conduct business at the Annual Meeting, a quorum of the Company’s stockholders must be present at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of the Company’s common stock outstanding on the Record Date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote on certain proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as shares present for quorum purposes.

The Chairman of the Company shall have the power to adjourn the Annual Meeting, whether or not a quorum is present, from time to time for any reason and without notice other than announcement at the Annual Meeting.

What are abstentions and broker non-votes?

Abstentions. If you specify on your proxy card that you “abstain” from voting on an item, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum. Abstentions or votes “withheld” will not be included in the tabulation of voting results for the Proposal.

Broker Non-Votes. Generally, a broker non-vote occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (ii) the broker lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner, without voting instructions from such beneficial owner, on routine matters. The proposal regarding the election of directors (the Proposal) is a non-routine matter and, absent voting instructions from the beneficial owner of such shares, your broker does not have discretion and is not entitled to vote shares held for a beneficial owner on such matters. Broker non-votes will have no effect on any of the Proposal.

What does it mean if I receive more than one Notice Card or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Who will count the votes?

Representatives of Transhare Corporation (“ Transhare”) will tabulate the votes, and a representative of the Company will act as inspector of election.

Who will pay for the cost of this proxy solicitation?

The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

Where can I find the voting results of the Annual Meeting?

We intend to announce the preliminary voting results at the Annual Meeting, and we expect to publish the final voting results in a Current Report on Form 8-K filed with the SEC within the four business day deadline of the Annual Meeting.

THE PROPOSAL

ELECTION OF DIRECTORS

Nominees for Directors

Five directors are to be elected at the Meeting to serve until the 2026 annual meeting of stockholders, or until their successors are elected and qualified or until their earlier death, resignation or removal. The following table sets forth information concerning each nominee as of the date of the proxy statement.

Name	Age	Position(s)	Director Since
Long (Leo) Yi	47	Chief Financial Officer and Director	December 11, 2024
Lan Su	40	Chairman, Chief Operating Officer and Director	December 11, 2024
Yiye Zhou	40	Independent Director	June 27, 2024
Zhengyi (Janice) Fang	32	Independent Director	June 27, 2024
Cynthia Vuong	36	Independent Director	June 27, 2024

Mr. Long (Leo) Yi has served as our chief financial officer since June 2024. Mr. Yi is a certified public accountant in the state of Illinois with 15 years of working experience in the accounting and financing field. From July 2019 to January 2023, Mr. Yi served as the chairman of audit committee in Color Star Technology Co., Ltd. (NASDAQ: ADD), an entertainment technology company focusing on the application of technology and artificial intelligence in the entertainment industry. From January 2018 to July 2021, Mr. Yi served as the chief executive officer of Urban Tea, Inc. (NASDAQ: MYT). From April 2019 to January 2020, he served as the chief financial officer of iFresh Inc (OTC: IFMK). From November 2012 to January 2018, Mr. Yi served as the chief financial officer of TD Holdings, Inc. (NASDAQ: GLG). Mr. Yi received a bachelor’s degree in accounting from Northeastern University (Shenyang, China) in September 1998, a master’s degree in accounting and finance from University of Rotterdam in June 2004 and another master’s degree in accounting and finance from McGill University in August 2006. We believe that Mr. Yi’s extensive knowledge of our Company and his management experience qualify him to serve on our board of directors.

Mr. Lan Su has served as the general manager of Sichuan Hupan Jincheng Enterprise Management Co., Ltd., a wholly-owned subsidiary of the Company, since July 2024. From March 2017 to June 2024, Mr. Su was a senior sales representative and regional manager at Sichuan Kelun Pharmaceutical Co., Ltd. Mr. Su received his bachelor's degree in mechanical engineering and automation from Wuhan University of Technology. We believe that Mr. Su’s business experience qualify him to serve on our board of directors.

Ms. Yiye Zhou has served as an independent director since June 2024. From September 2019 to present, Ms. Zhou served as the investor relations director at Senmiao Technology Ltd., a financing and servicing company focused on the online ride-hailing industry in China in charge of investor relations. From January 2013 to May 2019, Ms. Zhou worked as a business analyst at Gravity Ball, a healthcare startup company based in Los Angeles, California, in charge of research, strategies and risk control From July 2010 to March 2012, Ms. Zhou worked as a research analyst at McKinsey in Shanghai, China. Ms. Zhou received her bachelor’s degree in business management from Regensburg University of Applied Sciences in June 2007 and her master’s degree in management and strategy from London School of Economics & Political Science in December 2008. We believe that Ms. Zhou’s deep knowledge in the business industry qualifies her to serve on our board.

Ms. Zhengyi (Janice) Fang has served as an independent director since June 2024. Ms. Fang is a professional accountant certified by the American Institute of Certified Public Accountants in Washington. From December 2020 to present, Ms. Fang has served as a senior consultant at Ernst & Young in Haikou, China, in charge of, valuation, modeling, and economic consulting services. From September 2018 to November 2020, Ms. Fang worked as an audit associate and assistant manager at KPMG. Ms. Fang received her bachelor’s degree in business administration in accounting in June 2014 and her master’s degree in professional accounting in June 2017 from Seattle University. We believe that Ms. Fang’s significant experience in finance and accounting qualifies her to serve on our board.

Ms. Cynthia Vuong has served as an independent director since June 2024. Ms. Vuong is a program manager professional with over 11 years of experience. From January 2021 to present, Ms. Vuong has served as a game portfolio planner in business operations at Microsoft Corporation. Before that, from October 2018 to January 2021, she served as a launch manager in business operations at Microsoft Corporation. From March 2012 to June 2018, Ms. Vuong worked as a senior consultant at multiple consulting firms, including Unify Consulting, Revel Consulting Services L.L.C. and Sogeti USA. Ms. Vuong received her bachelor’s degree in international studies from the University of Washington in June 2010. We believe that Ms. Vuong’s extensive knowledge of business operations qualifies her to serve on our board.

BOARD RECOMMENDATION

The Board unanimously recommends a vote FOR the election of each of Mr. Long (Leo) Yi, Mr. Lan Su, Ms. Yiye Zhou, Ms. Zhengyi (Janice) Fang and Ms. Cynthia Vuong as a director to the Board to hold office until the 2025 Annual Meeting and until his or her successor has been duly elected and qualified.

EXECUTIVE OFFICERS

The table below sets forth the name, age and position of our executive officers, their ages as of the proxy statement.

Name	Age	Position
Henry Liu	33	Chief Executive Officer
Long (Leo) Yi	47	Chief Financial Officer and Director
Lan Su	40	Chief Operating Officer

Mr. Henry Liu is our co-founder and has served as our chief executive officer since our establishment. Mr. Liu has over six years of logistics operation experience, especially in freight forwarding, and he has extensive knowledge of the supply chain industry. Mr. Liu has served as the president of American Bear Logistics Corp., our Illinois operating subsidiary, from February 2018 to present and leads its operations, client relationships and business development. From August 2017 to February 2018, Mr. Liu served as an operator in Hoson Logistics America Inc., an Illinois-based logistics company, where he took charge of import and export of air and ocean freight. Mr. Liu received his bachelor’s degree in bioengineering from Northwest Agriculture and Forestry University in China in June 2013 and his master’s degree in food safety and technology from Illinois Institute of Technology in December 2015. We believe that Mr. Liu’s extensive knowledge of our Company, gained through his services as our co-founder and chief executive officer, and his experience in the supply chain industry, qualify him to serve as the Chief Executive Officer.

Information regarding the principal occupations of Mr. Lan Su and Mr. Long (Leo) Yi is set forth above under the heading “Nominees for Directors.”

CORPORATE GOVERNANCE

Director Independence

Our common stock is listed on the Nasdaq Capital Market (the “Nasdaq”). Under the rules of the Nasdaq, independent directors may comprise a majority of a listed company’s board of directors within one year following the listing date of the company’s securities. Under the rules of the Nasdaq, a director will only qualify as an “independent director” if that that company’s board of directors affirmatively determines that such person does not have a relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has undertaken a review of the independence of each director and, based on the information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Yiye Zhou, Zhengyi (Janice) Fang and Cynthia Vuong qualify as independent directors in accordance with the Nasdaq rules. Our board of directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each director.

Role of the Board of Directors in Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations, or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. While our board of directors has a fiduciary duty to monitor and assess strategic risk exposure, our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, overseeing cybersecurity risks and assisting the board of directors in its oversight over enterprise risk management. The audit committee also approves or disapproves any related person transactions. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and manages risks associated with the independence of the board of directors. Our compensation and leadership development committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Committees of the Board of Directors

We have established an audit committee, a compensation committee and a nominating and corporate governance committee under the board of directors. We have adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee consists of Ms. Yiye Zhou, Ms. Zhengyi (Janice) Fang and Ms. Cynthia Vuong, and is chaired by Ms. Fang. Ms. Zhou, Ms. Fang and Ms. Vuong each satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq and meet the independence standards under Rule 10A-3 under the Exchange Act, as amended. We have determined that Ms. Fang qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and the independent registered public accounting firm; and

●	reporting regularly to the board of directors.

Compensation Committee. Our compensation committee consists of Ms. Zhou, Ms. Fang and Ms. Vuong, and is chaired by Ms. Vuong. Ms. Zhou, Ms. Fang and Ms. Vuong each satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq. The compensation committee assists the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our executive officers may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

●	reviewing the total compensation package for our executive officers and making recommendations to the board of directors with respect to it;

●	approving and overseeing the total compensation package for our executives other than the three most senior executives;

●	reviewing the compensation of our directors and making recommendations to the board of directors with respect to it; and

●	periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee consists of Ms. Zhou, Ms. Fang and Ms. Vuong, and is chaired by Ms. Zhou. Ms. Zhou, Ms. Fang and Ms. Vuong each satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board of directors and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	recommending nominees to the board of directors for election or re-election to the board of directors, or for appointment to fill any vacancy on the board of directors;

●	reviewing annually with the board of directors the current composition of the board of directors with regards to characteristics such as independence, age, skills, experience and availability of service to us;

●	selecting and recommending to the board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation committee interlocks and insider participation

None of the members of our compensation committee is or has been our current or former officer or employee. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, including any entity whose executive officers served as a director or member of our compensation committee.

Board and Board Committee Meetings and Attendance

From the time our current Board was appointed on June 27, 2024 through the end of fiscal year ended June 30, 2024, our Board did not hold any board meetings.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders.

Family Relationships

No family relationships existed among any of our directors or executive officers.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors.

Insider Trading Policy

We have adopted an Insider Trading Policy which requires insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with the compliance officer of the policy prior to execution.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset (or are designed to hedge or offset) any decrease in the market value of our equity securities. All such transactions involving our equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly, are prohibited.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of Forms 3, 4 and 5 and any amendments thereto furnished to us, we believe that during the fiscal year ended June 30, 2024, all filing requirements applicable to our executive officers and directors under the Exchange Act were met in a timely manner.

Communications with the Board

Any stockholder or any other interested party who desires to communicate with our Board, our non-management directors or any specified individual director, may do so by directing such written correspondence to the attention of the Chief Executive Officer at our address provided under the “Executive Officers” section. The Chief Executive Officer will forward the communication to the appropriate director or directors as appropriate.

EXECUTIVE AND DIRECTOR COMPENSATION

Our named executive officers (“NEOs”) for the fiscal years ended June 30, 2023 and 2024, consisting of our principal executive officers, serving at the end of such years, consisting of our principal executive officer and next most highly compensated officer serving at the end of such fiscal years, were:

●	Henry Liu, our chief executive officer; and

●	Shuai Li, former president and chief operating officer.

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our NEOs for the fiscal years ended June 30, 2023 and 2024.

Name and Principal Position	For the Fiscal Year Ended June 30,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensatio ($)	All Other ($)	Total ($)
Henry Liu	2024	72,800	—	—	—	—	—	—	72,800
Chief Executive Officer	2023	72,800	—	—	—	—	—	—	72,800

Shuai Li	2024	83,548	—	—	—	—	—	—	83,548
Former President and Chief Operating Officer	2023	83,548	—	—	—	—	—	—	83,548

Employment Agreements

We have entered into employment agreements with each of our NEOs (collectively, the “Employment Agreements”) in 2024. The Employment Agreements establish an initial base salary for each of our NEOs and provide that each of our NEOs is eligible to participate in our standard employee benefit plan. The employment of each of our NEOs can be terminated by us at any time with or without cause. Each of the NEOs may (i) resign if such resignation is approved by our board of directors or an alternative arrangement with respect to his services is agreed to by the board of directors, and (ii) terminate his employment at any time with a one-month prior written notice to the Company, if (a) there is a material reduction in his authority, duties and responsibilities, or (b) there is a material reduction in his annual salary.

None of our NEOs is entitled to any cash severance payment upon a termination of their employment for “cause” (as defined in such employment agreement), or for death and disability.

If any of the NEOs’ employment is terminated by us without cause, he will be entitled to severance payments and benefits of: (i) a lump sum cash payment equal to six months of his base salary as of the date of such termination; (ii) a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the termination, if any; (iii) payment of premiums for continued health benefits under the Company’s health plans for 12 months following the termination, if any; and (iv) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held, if any.

If any of the NEOs’ employment is terminated by himself due to the above-mentioned reasons, he will receive remuneration equivalent to three months of his base salary that he is entitled to immediately prior to such termination.

In addition, in the event that any of the NEOs is terminated following a change in control of the Company, he shall be entitled to the severance payments and benefits of: (i) a lump sum cash payment equal to three months of his base salary at a rate equal to the greater of his annual salary in effect immediately prior to the termination, or his then current annual salary as of the date of such termination; (ii) a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year immediately preceding the termination; (iii) payment of premiums for continued health benefits under the Company’s health plans for three months following the termination; and (iv) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held, if any.

Equity-Based Compensation

As of the date of this report, we had not adopted any equity incentive plan, nor had we awarded any equity-based compensation to any employees, including our NEOs.

Other Compensation and Benefits

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we do not make matching contributions or discretionary contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Our NEOs did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during the fiscal years ended June 30, 2024. Our board of directors may elect to provide our officers and other employees with non-qualified defined contribution or other non-qualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Our NEOs did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the fiscal years ended June 30, 2024.

Director Compensation

During the year ended June 30, 2024, none of our non-employee directors received any compensation from the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information relating to the beneficial ownership of our common stock as of the date of this prospectus by:

●	each person, or group of affiliated persons, known by us to own beneficially more than 5% of our outstanding common stock;

●	each of our named executive officers and directors immediately following the offering; and

●	our executive officers and directors immediately following the offering as a group.

The number of shares of common stock beneficially owned by each entity, person, executive officer or director is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of common stock over which the individual has sole or shared voting power or investment power as well as any shares of common stock that the individual has the right to acquire within 60 days of the date of this prospectus, through the exercise of any option, warrant or other right. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of outstanding common stock is computed on the basis of 7,500,000 shares of common stock outstanding as of the Record Date.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Number	%†
Executive Officers and Directors
Henry Liu(2)	2,700,600	36.0%
Lan Su	-	-
Long (Leo) Yi	-	-
Yiye Zhou	-	-
Zhengyi (Janice) Fang	-	-
Cynthia Vuong	-	-
All Executive Officers and Directors as a group	2,700,600	36.0%
5% or Greater Holders	-	-
H&L LOGISTICS INTERNATIONAL LLC(2)	2,700,600	36.0%
JIUSHEN TRANSPORT LLC(3)	3,000,000	40.0%

(1)	Unless noted otherwise, the address of all listed stockholder is 1475 Thorndale Avenue, Suite A, Itasca, Illinois 60143.

(2)	Represents 2,700,600 shares of common stock held of record by H&L LOGISTICS INTERNATIONAL LLC, a company wholly owned by Mr. Henry Liu organized under the laws of the State of Illinois. The registered address of H&L LOGISTICS INTERNATIONAL LLC is 270 Hearthstone Drive, Bartlett, Illinois 60103.

(3)	Represents 3,000,000 shares of common stock held of record by JIUSHEN TRANSPORT LLC, a company wholly owned by Mr. Shuai Li organized under the laws of the State of Illinois. The registered address of JIUSHEN TRANSPORT LLC is 1360 West Walton Street, Chicago, Illinois 60642.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements, discussed in the sections titled “Board of Directors and Corporate Governance-Director Compensation” and “Executive Compensation,” the following is a description of each transaction and series of similar transactions, since the beginning of the fiscal year preceding our last fiscal year, to which we were a party or will be a party, in which:

●	the amounts involved exceed the lesser of (a) $120,000 or (b) 1% of the average of our total assets at year-end for the last two completed fiscal years; and

●	any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

We are party to an indemnification agreement with each of our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements shall also require us to advance all expenses reasonably and actually incurred by our directors and executive officers in investigating or defending any such action, suit, or proceeding.

Transactions with Related Persons

The following sets forth the transactions in the two years ended June 30, 2024, where (i) the amount involved exceeded or will exceed the lesser of $120,000 or 1% of our total assets at year-end for the last two completed fiscal years, and (ii) any of our executive officers, directors, or holders of more than 5% of any class of our voting securities, or any affiliate or member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than the compensation and other arrangements we describe in “Item 11. Executive Compensation” of this report.

	For the years ended June 30,
	2024	2023
Revenue from Weship	$28,870	$109,314
Revenue from ABL Wuhan	$1,835,377	$—
Cost of revenue charged by Weship	$1,555,680	$1,598,143
Rental income from Weship	$288,185	$481,252
Cost of revenue charged by Intermodal	$564,519	$325,237
Cost of revenue charged by ABL Wuhan	$162,625	$—

During the years ended June 30, 2024 and 2023, the Company had the following transactions with its related parties — Weship, ABL Wuhan and Intermodal

(a)	The Company provides logistic forwarding services to Weship and ABL Wuhan and charges Weship and ABL Wuhan at its regular market rate for the services provided.

(b)	Weship is one of the Company’s vendors for truck delivery service.

(c)	The Company subleased portion of its warehouse space to Weship for rental income. The Company subleased its warehouse in Chicago to Weship in July 2023 and again for the period from January to June 2024. The Company also subleased another warehouse in Los Angeles beginning in August 2023.

(d)	Intermodal is one of the Company’s vendors for truck delivery service.

(e)	ABL Wuhan provides labor force and certain cross-border freight consolidation and forwarding services and is one of our cross-border freight consolidation and forwarding service providers.

Related Party Transaction Policy

Our board of directors have adopted a written related party transaction policy, setting forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, where the amount involved in any fiscal year exceeds the lesser of $120,000 or 1% of our total assets at year-end for the last two completed fiscal years, and a related party had, has, or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related party.

In reviewing and approving any such transactions, our audit committee has primary responsibility to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related party’s interest in the transaction.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2024 with our management. The Audit Committee has also reviewed and discussed with ZH CPA LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from ZH CPA LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with ZH CPA LLP its independence. Based on the foregoing, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 and filed with the SEC.

Members of the Audit Committee

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Viant under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

STOCKHOLDERS’ PROPOSALS

Stockholders may submit proposals on matters appropriate for stockholder action at our subsequent annual meetings consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered in the proxy statement and proxy relating to the 2025 annual meeting of stockholders, they must have been received by us no later than February 22, 2026 (90 days prior to May 22, 2026, the one-year anniversary of the 2025 proxy mailing). Such proposals should be directed to 1475 Thorndale Avenue, Suite A Itasca, Illinois, 60143, Attn: Management. Any proposal may be included in next year’s proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our proxy statement or our proxy relating to any meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC. The officer presiding at the Meeting may exclude matters that are not properly presented in accordance with these requirements.

In addition to satisfying the requirements of the bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide notice to the Company in accordance with Rule 14a-19 under the Exchange Act not less than 60 days prior to April 26, 2026, the one-year anniversary of the 2025 annual meeting.

HOUSEHOLDING

Other Matters

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with his best judgment.

Delivery of Documents to Security Holders Sharing an Address

Unless the Company is otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs.

We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder, who wishes to receive a separate copy of this Information Statement, may direct such request to the Company at 1475 Thorndale Avenue, Suite A Itasca, Illinois, 60143, or you can contact us via telephone at (224) 446-9048. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

2024 Annual Report

Our 2024 Annual Report, including our 2024 Form 10-K, is being mailed with this Proxy Statement.

Our 2024 Form 10-K has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a shareholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Chief Legal Officer at our address and telephone number provided under the “Executive Officers” section.

LAKESIDE HOLDING LIMITED

PROXY FOR 2025 ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, JUNE 26, 2025

10:00 A.M. EASTERN TIME

AT 1475 THORNDALE AVENUE, SUITE A, ITASCA, ILLINOIS 60143

This Proxy is solicited on behalf of the management Of Lakeside Holding Limited. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the proposals described above.

TO VOTE ONLINE: www.Transhare.com click on Vote Your Proxy

Enter Your Control Number:

TO VOTE BY EMAIL: Please email your signed proxy card to Proxy@Transhare.com

TO VOTE BY FAX: Please fax this proxy card to 1.727. 269.5616

TO VOTE BY MAIL: Please sign, date and mail to

Proxy Team

Transhare Corporation

17755 US Highway 19 N

Suite 140

Clearwater FL 33764

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

Proposal 1		à	FOR	WITHHOLD
Election of Directors:
	Long (Leo) Yi		☐	☐
	Lan Su		☐	☐
	Yiye Zhou		☐	☐
	Zhengyi (Janice) Fang		☐	☐
	Cynthia Vuong		☐	☐

THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES

IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If shares are held jointly, both owners must sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.

Signature of Shareholder

Signature of Joint Shareholder

Dated: